Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts:          Bill Volz, President

Kimiko Milheim, CFO

(408) 542-5400

LOGIC DEVICES ADDS ADDITIONAL MEMBER

TO ITS BOARD OF DIRECTORS

Sunnyvale, Calif. (September 15, 2010) – LOGIC Devices Incorporated (Nasdaq: LOGC) today announced that Mr. Robert Stanley has joined the Company's Board of Directors.

Mr. Stanley has been a member of the New York Mercantile Exchange (now CME Group) since 1980. He is on the Board of Directors for the Fountain Valley School of Colorado, has been a committee chairman for the National Kidney Foundation, and has owned various businesses.

“We are excited to have Bob join our board. He brings a breadth of financial trading and business enterprise experience. We look forward to working with Bob to help grow the Company,” stated Bill Volz, president of LOGIC Devices.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Any statements in this press release regarding expectations of future events are “forward-looking statements” involving risks and uncertainties, including, but not limited to, market acceptance risks, the effect of economic conditions and shifts in supply and demand, the impact of competitive products and pricing, product development, commercialization and technological difficulties, availability of capital, and capacity and supply constraints.  Please refer to the Management Discussion and Analysis of Financial Condition and Results of Operations (MD&A) for a discussion of risks in the most recent LOGIC Devices Annual Report on Form 10-K and the quarterly report under Form 10-Q.

LOGIC Devices Incorporated, an ISO 9001:2008 registered company, is focused on developing high-performance, digital silicon and integrated product solutions for high-performance, power-sensitive applications. Our products meet or exceed the requirements for broadcast video, medical imaging, industrial-embedded computer, surveillance, and instrumentation, as well as telecommunications companies.  More information about LOGIC Devices and its products is available on our website, www.logicdevices.com.